JORDAN STARKMAN
3651 Lindell Rd #D155
Las Vegas, NV 89103

November 1, 2017

The Directors
Health Advance Inc.
3651 Lindell Road
Suite #D155
Las Vegas
NV 89103
USA

Dear Sirs

Resignation as a director of Health Advance Inc. (the "Company")

I hereby resign as a director of the Company and confirm that I am owed no compensation for loss of office.

Yours faithfully,

JORDAN STARKMAN